                                                                Exhibit 10.20




                         NTP PURCHASE AND SALE AGREEMENT


                  NTP PURCHASE AND SALE AGREEMENT ("Agreement") dated as of March 4, 1997 among NIHON TELEPASSPORT K.K., a Japanese corporation ("NTP"), USFI, INC., a New York corporation ("USFI"), USFI-JAPAN, L.L.C., a Delaware limited liability company ("USFI-Japan"), USFI NETWORK K.K., a Japanese corporation ("USFI-Network"), ASAHI TELECOM CO., LTD., a Japanese corporation ("Asahi") and A.T. Net K.K., a Japanese corporation ("A.T. Net"):

                  WHEREAS, USFI-Japan owns 51 shares (the "USFI Shares"), and Asahi owns 49 shares, of the outstanding capital stock of NTP and such shares constitute all of the issued and outstanding capital stock of NTP;

                  WHEREAS, A.T. Net is a wholly-owned subsidiary of Asahi;

                  WHEREAS, Asahi has agreed to purchase the USFI Shares from USFI-Japan, and USFI-Japan has agreed to sell such shares to Asahi;

                  WHEREAS, NTP has agreed to sell certain of its assets to USFI-Network, and USFI-Network has agreed to purchase them;

                  WHEREAS, the parties have agreed on certain other matters; and

                  WHEREAS, the parties have reached agreement on the foregoing matters and wish to reduce such agreement to writing,

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Purchase and Sale of USFI Shares; Closing

                           1.1 Subject to the terms and conditions set forth
herein, effective as of the Closing Date (as defined in Paragraph 1.6), USFI-Japan hereby sells, transfers and delivers to Asahi (or such designee of Asahi identified by Asahi in a written notice to USFI-Japan), and Asahi (or such designee, as applicable) hereby acquires and accepts from USFI-Japan, all of the USFI-Japan's right, title and interest in and to the USFI Shares.

                           1.2 The purchase price for the (a) USFI Shares and
(b) any loans that may be owing by NTP to USFI-Japan, shall be 26,520,000 yen payable on the Closing Date by means of a wire transfer of same day funds to an account designated by USFI-Japan.

                           1.3 On the Closing Date, against payment by Asahi of
such purchase price, USFI-Japan shall deliver to Asahi a stock certificate evidencing the USFI Shares.

                           1.4 USFI-Japan warrants and represents to Asahi that,
upon delivery of the USFI Shares to Asahi, Asahi will acquire good title to such shares free and clear of any liens or encumbrances thereon other than any liens or encumbrances created by Asahi or any of its affiliates.

                           1.5 On the Closing Date, the designees of USFI-Japan
on the Board of Directors of NTP shall resign.

                           1.6 Except as otherwise provided herein, the
transactions contemplated hereby shall be consummated at the offices of Asahi as promptly hereafter as is practicable but, in no event, later than 3:00 p.m. (Tokyo time) on Wednesday, March 12, 1997. The date on which the transactions are so consummated is referred to herein as the "Closing Date".


                  2. Purchase and Sale of Certain Assets; Related Matters

                           2.1 Subject to the terms and conditions set forth
herein, effective as of the Closing Date, NTP hereby sells, transfers and assigns to USFI-Network, and USFI-Network purchases, all of NTP's right, title and interest in and to the following assets and properties (the "Purchased Assets"):

                                    (a) those customers listed on SCHEDULE
2.1(A) hereto and all account information and records relating thereto (as the same may be replaced or modified in accordance with the provisions of Paragraph
3.2 hereof) (the "USFI Customers");

                                    (b) the private line equipment owned by NTP
installed at the switch owned by USFI-Network for the benefit of USFI Customers;

                                    (c) all rights in the NTP corporate name and
any right which NTP may have had to use the name "TelePassport" or any similar name;

                                    (d) the prepaid and calling card business
and all assets, agreements, customer records and other documents related thereto; and

                                    (e) those other assets of NTP described on
SCHEDULE 2.1(e) hereto.

                           2.2 The purchase price for the Purchased Assets shall
be 26,217,327 yen payable on the Closing Date by means of a wire transfer of same day funds to an account designated by NTP.

                           2.3 On the Closing Date, against payment by USFI-
Network of such purchase price, NTP shall deliver to USFI-Network such documents or instruments that may

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be necessary or, in the opinion of USFI-Network, desirable to convey good title to the Purchased Assets to USFI-Network.

                           2.4 NTP warrants and represents to USFI-Network that,
on the Closing Date, USFI-Network will acquire good title to the Purchased Assets free and clear of all liens and encumbrances, other than liens or encumbrances created by USFI- Network or its affiliates.

                           2.5 Neither USFI-Network nor any of its affiliates
does hereby assume any liability or responsibility for the payment or other discharge of any liability or obligation of NTP, all of which liabilities and obligations shall remain the sole liability of NTP. Notwithstanding the foregoing provisions of this paragraph 2.5, USFI-Japan agrees to assume and be responsible for 51% of the amount of any liability which NTP may have to third parties (including any liability NTP may have for the payment of taxes) if any such liability is not known to NTP as of the Closing Date provided that USFI-Japan shall have no liability with respect thereto if a written notice describing such liability in reasonable detail is not given to USFI-Japan on or before June 30, 1997 and, provided, further, that this provision shall not inure to the benefit of any third party, but shall solely define the agreement of the parties hereto.

                           2.6 From and after December 31, 1996, neither NTP nor
USFI-Japan (or any successor thereto) shall be obligated to pay any commission to Asahi (either under the Sales and Marketing Agreement dated as of March 13, 1995 between NTP and Asahi (the "1995 Sales and Marketing Agreement") or otherwise) with respect to any USFI Customer.

                           2.7 Effective as of the Closing Date, Asahi hereby
sells, transfers and assigns to USFI-Network, and USFI purchases, for a purchase price of 1,000,000 yen payable on the Closing Date by means of a wire transfer of same day funds to an account designated by Asahi, all of Asahi's right, title and interest in and to dialers currently being used by USFI Customers. NTP hereby consents to such sale and surrenders and releases any rights that it may have under any outstanding leases (or other instruments) with respect to such dialers.

                           2.8 As to NTP's office lease, USFI-Japan shall be
permitted to continue to occupy the premises until March 15, 1997.

                           2.9 Promptly after the Closing Date, but in no event
later than April 15, 1997, NTP shall change its name to a name that does not include "USFI" or "Telepassport" therein.

                           2.10 On the Closing Date, NTP shall release from
employment those employees identified on SCHEDULE 2.10 and USFI- Network shall offer employment to them.

                  3. Settlement of Certain Obligations; Notices to Customers; Post-Closing Adjustments

                           3.1 The parties recognize that there are certain
outstanding obligations owed by members of the A.T. Net Group (as defined herein) to members of the USFI-Group (as defined herein) and vice versa. The parties agree to use good faith efforts to determine the amount of such obligations on the Closing Date and to settle them on such date. To the extent they cannot be determined as of such date, the parties agree to determine and pay them no later than 90 days after the Closing Date.

                           3.2 Promptly after the Closing Date, NTP will
cooperate with USFI-Network in sending out appropriate notices to the USFI Customers notifying them of the transfer. If any of such customers objects to being transferred to USFI-Network ("Objecting Customers"), NTP and USFI-Network will cooperate in good faith to identify among those customers being retained by NTP customers who would not so object, all with the intention of providing replacement customers to USFI-Network having a substantially equivalent value to the Objecting Customers.


                  4. Non Solicitation Covenants

                           4.1 For a period of two (2) years from the Closing
Date (the "Restricted Period"), neither NTP, Asahi, A.T. Net nor any successor or affiliate thereof (collectively, the A.T. Net Group"), directly or indirectly, for itself or on behalf of any person, corporation, partnership, trust or any other entity (collectively, "person"), shall solicit any USFI Customer with respect to any domestic or international voice and facsimile telecommunications services that may then be provided to such customer by any of USFI, USFI-Japan, USFI-Network or any successor or affiliate thereof (collectively, the "USFI Group").

                           4.2 During the Restricted Period, except in
connection with the performance by USFI-Network of its obligations under the Sales and Marketing Agreement (as defined below), no member of the USFI Group, directly or indirectly, for itself or on behalf of any person shall solicit any customers of NTP ("Asahi Customers") with respect to any domestic or international voice and facsimile telecommunication services that may then be provided to such customer by any member of the A.T. Net Group.

                           4.3 (a) Each party acknowledges and agrees that the
non-solicitation covenants set forth in Paragraphs 4.1 and 4.2 (the "Restrictive Covenants") are reasonable and valid in temporal scope and in all other respects. If any court or arbitrator determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

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                                    (b) If any court or arbitrator determines
that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court or arbitrator shall have the power to modify such Restrictive Covenant, or any part thereof, and, in its modified form, such covenant shall then be valid and enforceable.

                                    (c) In the event of a breach of any of the
Restrictive Covenants, the plaintiff shall be entitled to a temporary restraining order, a preliminary injunction and/or a permanent injunction restraining the breaching party from breaching or continuing to breach any of said covenants. Nothing herein contained shall be construed as prohibiting the plaintiff(s) from pursuing any other remedies that may be available to it for such breach including the recovery of damages.


                  5. Protection of Customer Information

                  Each Member of the A.T. Net Group agrees to retain in confidence and not to use or disclose any information concerning an USFI Customer and, except in accordance with the performance by USFI-Network of obligations under the Sales and Marketing Agreement, each member of the USFI Group agrees to retain in confidence and not to use or disclose any information concerning an A.T. Net Customer.


                  6. Tradenames and Trademarks

                  Each member of the A.T. Net Group acknowledges that USFI is the sole owner of the trade mark "TelePassport" (the "Mark") and, except for rights specifically granted pursuant to a subsisting written agreement, USFI has the exclusive right to use the Mark. Each member of the A.T. Net Group specifically acknowledges that nothing contained in this Agreement shall be construed to vest in any such member any right, title or interest in or to the Mark or the goodwill now or hereafter associated therewith. Any and all goodwill associated with the Mark shall inure directly and exclusively to the benefit of USFI. Each member of the A.T. Net Group agrees that none of them shall, directly or indirectly, contest or aid in contesting the validity, ownership or use thereof by USFI or any of its affiliates or licensees, or take any action whatsoever in derogation of the rights claimed therein by such parties.



                  7. Further Assurances

                  Each of the parties hereto shall execute such further documents and take such further action as shall be reasonably necessary to implement the provisions of Paragraphs 1, 2 and 3 herein.

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                  8. Dissolution of NTP

                  Asahi shall have the right to determine, in its discretion, whether or not to liquidate NTP provided, that, no such liquidation shall occur until such time as the transfer of Purchased Assets (including, without limitation, the USFI Customers) shall have been fully completed.


                  9. Termination of Existing Agreements

                  As of the Closing Date, the following agreements (as the same may have been amended) shall terminate, except for any accrued and unpaid routine payment obligations thereunder:

                           9.1 Shareholders Agreement dated March 13, between
USFI and Asahi;

                           9.2 The 1995 Sales and Marketing Agreement;

                           9.3 The private label reseller agreement dated March
13, 1995 between USFI and NTP; and

                           9.4 The Omnibus Restructuring Agreement dated as of
September 23, 1996 among NTP, USFI, USFI-Japan, USFI-Network and Asahi.

                  10. Ancillary Agreements

                           10.1 Concurrently with the execution and delivery
hereof, the parties hereto have entered into the following additional agreements (the "Ancillary Agreements"):

                                    (a) Securities Purchase Agreement (the
"Securities Purchase Agreement") among USFI-Network, USFI-Japan, USFI, Asahi and A.T. Net;

                                    (b) Reseller Agreement (the "USFI Provider
Reseller Agreement") among USFI-Network, A.T. Net, and Asahi, pursuant to which A.T. Net will be granted the right to resell certain USFI-Network services;

                                    (c) Reseller Agreement between USFI-Network
and NTP, pursuant to which NTP will be granted the right to resell certain USFI-Network services; and

                                    (d) Reseller Agreement (the "A.T. Net
Provider Reseller Agreement") among USFI-Network, A.T. Net and Asahi, pursuant to which USFI-Network will be granted the right to resell certain A.T. Net services.

                           10.2 On or before March 31, 1997, the parties agree
to enter a Sales and Marketing Agreement (the "Sales and Marketing Agreement") among USFI-Network, A.T. Net and Asahi, substantially in the form of EXHIBIT A hereto, pursuant to which USFI-Network will be appointed the agent of A.T. Net with respect to certain services offered by A.T. Net. In connection therewith, Asahi and A.T. Net agree that the compensation schedule annexed as Appendix A thereto will be completed consistent with the provisions of Paragraph 3.1 of the Sales and Marketing Agreement.


                  11. Provision of International Services

                           11.1 In consideration of the execution and delivery
of this Agreement by USFI, USFI-Japan and USFI-Network as well as the Ancillary Agreements to which they are party, each member of the A.T. Net Group agrees that, except in the circumstances described in Paragraph 11.2 hereof, the USFI Group shall be the provider to the A.T. Net Group of international long distance services ("International Services") as provided in the USFI Provider Reseller Agreement.

                           11.2 Notwithstanding the provisions of Paragraph
11.1:

                                    (a) if the USFI-Group is unable to process
calls due to the fact that no electricity passes through the USFI-Group's switch ("system failure"), the A.T. Net Group shall be entitled to switch customers to some other carrier during the time the USFI-Group is unable to process calls. Such switching shall cease (and the customers returned to the USFI-Group) at such time as a member of the USFI-Group shall have given A.T. Net notice (which need not be in writing) that the system failure has been corrected;

                                    (b) in the event of a problem concerning the
quality of International Services, a member of the USFI-Group will discuss such matter with A.T. Net with a view to resolving it promptly;

                                    (c) if any of KDD, IDC, ITJ or other
Japanese Type I telecommunications carrier offer to A.T. Net or Asahi international rates that are lower than those offered by the USFI-Group, the USFI-Group shall have the right to either match those rates or decide to utilize such other carrier itself and the parties will discuss and decide how the savings gained shall be allocated.

                                    (d) if any customer of the A.T. Net Group in
the domestic market demands that its international calls be carried by a provider other than a member of the USFI-Group, the A.T. Net Group shall be entitled, in its discretion, to route such customer to the international carrier designated by such customer; provided, that, when the revenues from such "other" carrier customers that would have accrued to the USFI-Group if such customers had not designated an "other" carrier exceed 30% (or, from and after the date that A.T. Net closes a public offering of its shares, 50%) of the quarterly gross revenues to the USFI-Group from the A.T. Net Group signed customers, the advance consent of a member of the USFI-Group to the provision of an "other" carrier to such customers exceeding 30% (or, from and after the date that A.T. Net closes a public offering of its shares, 50%) shall be required. Such consent will be provided or not provided in the good faith discretion of the USFI-Group. Upon request the A.T. Group will provide a member of the USFI- Group access to the appropriate records to verify the foregoing amounts.

                           11.3 Subject to the provisions of Paragraph 11.4,
paragraph 13 of the USFI Provider Reseller Agreement, entitled "Limitations of Liability", shall apply to the provision of International Services as if specifically set forth herein at length.

                           11.4 If, in accordance with the provisions of
Paragraph 11.2(a) above, the A.T. Net Group switches customers to other carriers as a result of a system failure, the following provisions shall apply:

                                    (a) The A.T. Net Group shall be required to
give written notice to USFI of the switching indicating the period thereof, the name of the alternate carrier used and the rates charged by it.

                                    (b) The A.T. Net Group will be required to
use an alternate carrier that is the lowest cost provider available.

                                    (c) USFI-Japan agrees to reimburse A.T. Net
for 70% of its incremental cost (that is, the difference between the rates payable by the A.T. Net to USFI-Japan and the rates, if higher, paid by the A.T. Net Group to the alternate carrier) in using the alternate carrier for as long as the system failure continues except that USFI-Japan shall have no liability
(i) if the system failure is attributable to a force majeure event of a type described in Paragraph 13.2 of the Reseller Agreement or (ii) if interruptions in service, for maintenance, do not exceed six (6) hours per month. USFI-Japan agrees to give A.T. Net advance notice of the periods during which the system will be shut down for maintenance.

                                    (d) USFI-Japan shall have the option, in its
sole discretion, to be released from the liability provisions set forth in Paragraph 11.4(c) above by releasing the A.T. Net Group from the provisions of Paragraph 11.1 above.

                  12. Special Type II Registration

                  A.T. Net and/or Asahi is registered as a Special Type II telecommunications carrier by the Ministry of Posts and Telecommunications. A.T. Net and Asahi agree to enter into arrangements with USFI-Network, its affiliates and successors, and their customers for the provision of services governed by their Special Type II registration to the fullest extent permitted by law. Such arrangements will be at no cost to any such person unless A.T. Net or Asahi is required to incur a cost in connection with the provision of the service in which event such cost shall be reimbursed. A.T. Net and Asahi agree to fully cooperate with USFI-Network, its affiliates, successors and customers with respect to the provision of such services. Such cooperation shall include but not be limited to the execution and filing with the appropriate governmental authority of such documents or instruments as may be required to evidence the arrangements referred to in this Paragraph 12. Nothing herein contained shall prevent USFI or USFI-Network and its affiliates and successors from applying for or obtaining a Special Type II registration or any filing, registration or license covering similar services. Each member of the A.T. Net Group agrees, upon the request of USFI-Network, to use its best efforts to assist the USFI Group in applying for and obtaining such a registration in the name of the applicable member of the USFI Group.


                  13. Additional Consideration

                  In further consideration of the transactions contemplated hereby and by other agreements entered into concurrent herewith:

                           13.1 the A.T. Net Group agrees that if any member
wishes to produce or market calling cards and prepaid cards, a member of the USFI-Group will be the provider of those cards. The USFI-Group and A.T. Net agree to further discuss the technical implementation of providing a card service, accessible from around the world and allowing both international and Japanese domestic calling.

                           13.2 the A.T. Net Group will develop and provide to
its customers, at its expense, adapters that will route both domestic and international calls to an Asahi or A.T. Net PBX. Such PBX's will be located at the major access points of A.T. Net. The USFI-Group agrees to make available its engineers to work with the A.T. Net Group to develop the interfaces which will allow switching of international calls to a member of the USFI- Group.

                           13.3 A.T. Net will assist the USFI-Group in acquiring
favorable rates from Japan Telecom, or some other supplier, for domestic private lines that will be used to transport the calls from the A.T. Net access points to the USFI- Group switch at Ebisu.

                  14. Certain Representations

                  Each party represents and warrants to the others that:

                           14.1 the execution and delivery of this Agreement and
the fulfillment of the terms hereof (a) will not constitute a default under or conflict with any law, rule, ordinance, judgment, court order or any agreement or other instrument to which such party is a party or by which such party is bound and (b) do not require the consent of, notice to or filing with, any person or political body.

                           14.2 this Agreement constitutes the valid and binding
obligation of such party enforceable against such party in accordance with its terms.

                  15. Miscellaneous

                  The parties agree that:

                           15.1 the provisions of this Agreement may be amended
or waived if, and only if, such amendment or waiver is in writing and signed, in the case of any amendment, by the parties thereto or, in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

                           15.2 the headings in this Agreement have been
inserted for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

                           15.3 this Agreement may be signed in any number of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the others.

                           15.4 in case any provision in this Agreement shall be
held invalid, illegal or unenforceable, the validity, legality or unenforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

                           15.5 this Agreement shall be governed and construed
in accordance with the laws of New York. Each party hereby agrees that the Tokyo District Court shall have the exclusive first-instance jurisdiction over all disputes or controversies arising out of or in conjunction with this Agreement. The prevailing party in any such litigation shall be entitled to an award of reasonable attorneys' fees, costs and disbursements.

                           15.6 this Agreement has been executed and delivered
in a text using the English language.

                           15.7 any and all notices and other communications
required or provided herein (a) from a member of the USFI-Group to a member of the A.T. Net Group shall be in Japanese and (b) from a member of the A.T. Net Group to a member of the USFI-Group shall be in English and, in each case. shall be deemed to have been duly given if in writing and delivered personally, or given by reputable overnight delivery service, or by telecopier, addressed to the respective parties as follows:

                 (i)        If to USFI, USFI-Japan or USFI Network, to:
                            USFI Network K.K.
                            Ferrare Building, Fifth Floor
                            1-24-15 Ebisu,
                            Shibuya-ku, Tokyo 150
                            JAPAN
                            Attention: Michele Matsuda
                            Telecopier:  (03) 5447-8010

                (ii)        If to Asahi or A.T. Net to:
                            Asahi Telecom Co., Ltd.
                            Asahi Telecom Building 3-4-14
                            Nihonbashi-Ningyocho
                            Chuo-ku, Tokyo 103
                            Japan
                            Attention:  Mikiya Nemoto
                            Telecopier:  (03) 5641-5349

               (iii)        If to NTP, to each of the above parties.

Unless otherwise provided, the effective date of all notices shall be the date of receipt thereof. The above addresses may be changed at any time hereafter by the giving of 10 days' prior notice thereof as hereinabove provided.

                           15.8 this Agreement shall not be assignable by any
party without the consent of the other parties, provided that no such consent shall be required in connection with an assignment of this Agreement together with the transfer of all or substantially all of the assets of the assigning party or in connection with the assignment to an affiliate. No such assignment shall relieve the assigning party from any obligation hereunder.

                           15.9 Asahi agrees to cause any obligation hereunder
or under any Ancillary Agreement that is imposed on a member of the A.T. Net Group (other than Asahi) to be fully performed by such member.

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
                           15.10 Each member of the A.T. Net Group agrees: (a)
not to disparage any member of the USFI Group or any of the services provided by the USFI-Group and (b) generally to speak or communicate in a positive way of the members of the USFI-Group and the services provided by them.

                  Each member of the USFI-Group agrees: (i) not to disparage any member of the A.T. Net Group or any of the services provided by the A.T. Net Group and (ii) generally to speak or communicate in a positive way of the members of the A.T. Net Group and the services provided by them.

                           15.11 this Agreement constitutes the entire agreement
among the parties concerning the subject matter hereof and supersedes any and all prior and contemporaneous agreements among the parties with respect to the subject matter hereof.

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
                  IN WITNESS WHEREOF, the undersigned have executed and delivered this NTP Purchase and Sale Agreement as of the date set forth above.


                                       USFI, INC.


                                       By: /s/ James D. Pearson
                                          -------------------------------------
                                           James D. Pearson
                                           President and
                                           Chief Executive Officer



                                       USFI-JAPAN, L.L.C.


                                       By: /s/ James D. Pearson
                                          -------------------------------------
                                           James D. Pearson
                                           Manager


                                       USFI NETWORK K.K.


                                       By: /s/ Michele Matsuda
                                          -------------------------------------
                                           Michele Matsuda
                                           President


                                       NIHON TELEPASSPORT K.K.


                                       By: /s/ Michele Matsuda
                                          -------------------------------------
                                           Michele Matsuda
                                           President


                                       ASAHI TELECOM CO., LTD.


                                       By: /s/ Mikiya Nemoto
                                          -------------------------------------
                                           Mikiya Nemoto
                                           Executive Vice President



                                       A.T. NET K.K.


                                       By: /s/ Mikiya Nemoto
                                          -------------------------------------
                                           Mikiya Nemoto
                                           President

                  Schedules to NTP Purchase and Sale Agreement



                                   (omitted)




                                  Exhibit A


                       NTP Purchase and Sale Agreement

                                  (omitted)